Exhibit 31.2

CERTIFICATION

        I, Joseph W. Pooler, Jr., Chief Financial Officer of Cohen & Company Inc., certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Cohen & Company Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 7, 2020	Signed:	/s/ JOSEPH W. POOLER, JR.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer